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                                  MORTGAGE NOTE


                                                  Date of Note: December 1, 2003

                  FOR VALUE RECEIVED, Port Bay Associates, LLC, a New York limited liability company ("Maker"), does hereby covenant and promise to pay to the order of FLEET NATIONAL BANK, a national banking association ("Payee"), at 1185 Avenue of the Americas, New York, New York 10036, or at such other place as Payee may designate to Maker in writing from time to time, in lawful money of the United States of America and in immediately available funds, the lesser of the principal sum of THREE MILLION NINE HUNDRED NINETY THOUSAND ONE HUNDRED THIRTY-FIVE AND 17/100THS DOLLARS ($3,990,135.17) (the "Principal Amount") or the Principal Amount from time to time outstanding hereunder and to pay interest on the Principal Amount from time to time outstanding hereunder and such other charges, costs and fees set forth under the Loan Documents in like money and funds as hereinafter provided.

         1. Definitions. The following terms, as used in this Note, shall have the meanings indicated opposite them and terms capitalized herein and not otherwise defined herein but defined in the Mortgage shall have the meaning set forth in the Mortgage:

                  "Acadia" shall mean Acadia Realty Trust, a Maryland real estate investment trust with offices at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and its successors and/or assigns.

                  "Accounting Principles" shall mean the accounting principles utilized in the preparation of the operating statements for the Mortgaged Premises heretofore delivered to Payee.

                  "Advance" or "Earn-Out" shall have the meaning assigned to such term in PARAGRAPH 5 of this Note.

                  "Applicable Rate" either the Floating Rate Option or the LIBOR Option in effect at any given time.

                  "Appraised Value" shall mean the appraised value of the Mortgaged Premises, as determined by an independent appraiser selected by Payee and reasonably acceptable to Maker. Payee may require that such an appraisal be performed at any time. Appraised Value shall be determined utilizing an appraisal method consistent with that used in determining the Appraised Value for Payee in connection with this Loan. Maker shall solely be responsible for the cost of up to one appraisal per annum if requested by Payee.
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                  "Authorized Representative" - shall mean Michael Nelsen,
Maggie Hui, Jon Grisham, Robert Masters or any other person or persons designated by Maker, in a writing delivered to Payee, as an Authorized Representative.

                  "Business Day" - As used herein the "Modified Following Business Day Convention" shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term "Modified Following Business Day Convention", and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that date will be the first following day that is a Business Day. A "Business Day" means, in respect of any date that is specified in this Note to be subject to adjustment in accordance with applicable Business Day Convention, a day on which commercial banks settle payments in (i) London if the payment obligation is calculated by reference to any LIBOR rate, or (ii) New York, if the payment obligation is calculated by reference to any prime rate.

                  "Change in Control" shall mean and include any of the following:

                           (i) the full time active employment of Kenneth F.
                  Bernstein, as President and Chief Executive Officer of Acadia, shall be voluntarily terminated by Acadia or shall otherwise cease, unless a successor acceptable to Payee shall have been appointed or elected and actually taken office within three months following any such termination or cessation, in which case the name of such successor shall be substituted for the name of the person he or she replaces for purposes of this clause (i);

                           (ii) the shareholders of Acadia approve a plan of
                  complete liquidation of Acadia or an agreement or agreements for the sale or disposition by Acadia of all or substantially all of Acadia's assets; and/or

                           (iii) any "change in control" or any similar term as
                  defined in any of the indentures, credit agreements or other instruments governing any indebtedness of Acadia or any of its affiliates.

                  "Default" - shall mean any act or condition which with the giving of notice or the lapse of time, or both, could become an Event of Default.

                  "Extended Maturity Date" shall mean the then applicable extended maturity date pursuant to PARAGRAPH 3 of this Note.

                  "Event of Default" shall have the meaning assigned to such term in SECTION 6.1 of the Mortgage and PARAGRAPH 33 of this Note.

                  "Floating Rate Option" shall mean the Prime Rate, floating plus fifty basis points (.50%).


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                  "Full Force and Effect" shall mean, as to any lease, that such lease shall be in full force and effect, there shall be no material default by the tenant thereunder or default by the landlord thereunder or other act or condition or circumstance giving or which may give, without the giving of any further notice, the tenant or the landlord the right to terminate any lease and, if requested by Payee and required by its lease, the tenant shall have delivered to Payee an estoppel certificate in form and substance reasonably satisfactory to Payee.

                  "Guarantor" shall mean, individually, jointly, severally and collectively, the Maker and Managing Member.

                  "Guaranty" or "Indemnity" means, individually, jointly, severally and collectively, (i) that certain indemnity agreement dated of even date hereof by the Indemnitor in favor of Payee, as the same may be extended and or otherwise modified from time to time, (ii) that certain hazardous material guaranty and indemnity agreement dated of even date hereof by the Indemnitor in favor of Payee, as the same may be extended and or otherwise modified from time to time, (iii) that certain ADA guaranty and indemnity agreement dated of even date hereof by the Indemnitor in favor of Payee, as the same may be extended and or otherwise modified from time to time.

                  "Interest Period" with respect to LIBOR Advances, a period of 30, 60, 90, 120 or 180 days (or such other periods as Payee may elect to make available); provided, however, that no such period shall extend beyond the Maturity Date. Any Interest Period which terminates on a non-Business Day shall be deemed, for purposes hereof, to terminate on the next succeeding Business Day.

                  "LIBOR Advance" an advance with respect to which the Principal Amount bears interest at the LIBOR Option.

                  "LIBOR Option" shall mean a rate per annum equal to the sum of the "LIBOR Spread", as defined herein, plus the LIBOR Rate with respect to the applicable Interest Period. The term "LIBOR" shall mean, as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on Dow Jones page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on Dow Jones page 3750 on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates) as of 11:00 a.m. (London Time) on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

                  "LIBOR Spread" shall mean, at any given time, (i) one hundred forty basis points (1.40%) if both the Loan to Value (as defined herein) is 55% or less and the Debt Service Coverage Ratio (as defined herein) is 1.50 to 1 or better and (ii) one hundred sixty basis points (1.60%) if either the Loan to Value is greater than 55% or the Debt Service Coverage Ratio is less than 1.50 to 1.

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                  If both the Dow Jones and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by the calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rated quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Payee is unable to obtain any such quotations as provided above, it will be deemed that LIBOR pursuant to a LIBOR Advance cannot be determined.
In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities as defined in Regulation D.

                  "LIBOR Acceptance Notice" shall have the meaning assigned to such term in PARAGRAPH 4(b) hereof.

                  "LIBOR Notice" Maker's telephonic notice immediately confirmed in writing, which writing may be delivered by telecopier, stating that Maker, subject to delivery by it of a LIBOR Acceptance Notice, elects to pay interest on the whole or a portion of the Principal Amount at the LIBOR Rate, as specified in such Notice, and specifying the applicable Interest Period for the LIBOR Advance and the Business Day on which such Interest Period is to begin.

                  "Loan" loans of up to the Principal Amount made and/or to be made to Maker by Payee and evidenced hereby.

                  "Loan Documents" means the Amended and Restated $10,000,000 Note dated July 19, 2000, as modified by Note Modification Agreement dated the date hereof (the "Original Note"), this Note, the $3,990,135.17 Mortgage securing this Note, the Agreement of Consolidation of Notes and Mortgages and Modification of the Consolidated Mortgage securing the Original Note dated July 19, 2000, the Guaranty, the Assignment of Leases and Rents and all other documents, including, without limitation, collateral documents, security agreements, UCC financing statements, assignments of leases and rents, guaranties, indemnities and any other document, mortgage, agreement, assignment or other instrument executed by Maker and/or Indemnitor, as the case may be, or any other third party pursuant hereto or thereto or in connection herewith or in connection with the loan evidenced by this Note and secured by this Mortgage, as the same may be extended and or otherwise modified from time to time.

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                  "Loan to Value" shall mean the outstanding principal balance of this Note and the Original Note divided by the Appraised Value.

                  "Managing Member" shall mean Acadia Realty Limited Partnership, a Delaware limited partnership having an office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and its successors and/or assigns.

                  "Maturity Date" shall mean the then applicable maturity date pursuant to PARAGRAPH 3 of this Note.

                  "Mortgage" shall mean that certain Mortgage and Security Agreement and Assignment of Leases and Rents dated as of even date hereof, including all exhibits thereto, by and between Maker and Payee in the principal sum of this Note, as the same may be amended or modified from time to time.

                  "Mortgaged Premises" or "Mortgaged Property" shall have the meaning assigned to such term in the Mortgage.

                  "Net Operating Income" shall mean, with respect to the applicable period, the aggregate rental and other receipts (unless excluded pursuant hereto) of the Mortgaged Premises (actual results with respect to the preceding six-months and pro forma with respect to the following six-months) during such period less the aggregate amount of all operating expenses of the Mortgaged Premises during such period, in each case determined in accordance with the Accounting Principles. For purposes of the determination of Net Operating Income, operating expenses shall include, without limitation, all real estate taxes (but not in excess of the pro rata portion of such real estate taxes applicable to the applicable period covered by the statement), water and sewer charges, utility charges, insurance premiums (but not in excess of the amounts applicable to the applicable period covered by the statement), salaries and benefits of all employees engaged in the operation, maintenance or management of Mortgaged Premises, all costs of ordinary and necessary maintenance, cleaning and repair, costs of snow and rubbish removal and security services. Net Operating Income shall, however, (a) exclude from receipts all amounts paid to the Maker for tenant alterations in connection with the leasing of space at the Mortgaged Premises, all amounts payable to the Maker under leases with Affiliates of the Maker, as tenant, or with Maker, as tenant (unless the Payee otherwise agrees) and, with respect to any lease providing for a reduction in the rentals payable under such lease at any time during the term thereof, base rentals in excess of the lowest base rentals payable under such lease (other than during any period of rent concessions made with respect to consecutive monthly periods commencing with the first month of the term of such lease), and (b) exclude from expenses payments of principal and interest on this Note, capital expenditures, leasing commissions, and other expenses payable to the Payee pursuant to this Note or any of the other Loan Documents. Net Operating Income shall be determined without regard to extraordinary items of income and of expense. Each lease, the rental or other income from which was included in the calculations of Net Operating Income, must be in Full Force and Effect as of the date Net Operating Income is being determined.

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                  "Note" shall mean this Note, as the same may be amended or otherwise modified from time to time.

                  "Person" shall mean and include any individual corporation, partnership unincorporated association, trust, governmental agency or authority or other entity.

                  "Prime Rate" shall mean the variable rate per annum so designated from time to time by the Payee as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

                  "Prime Rate Advance" an advance with respect to which the Principal Amount or a portion thereof bears interest at the Floating Rate Option.

                  "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         2. Amortization and Interest; Facility Fee.

         (a) The Principal Amount of this Note shall be payable in accordance with the following provisions: Commencing on the first day of the first month after an Advance and on the first day of each calendar month thereafter, Maker will pay, on account of the Principal Amount, a sum (the "Fixed Principal Payment") calculated on the basis of the Principal Amount outstanding at the time, a loan maturity of twenty-five years less the number of months which have elapsed since the date of this Note and an assumed interest rate of 8% per annum and such Fixed Principal Payment shall be revised on the foregoing basis each time an Advance is made with each revised Fixed Principal Payment being applicable to the payment due on the first day of the month immediately following the making of the additional Advance and each month thereafter, unless and until another Advance is made and the Fixed Principal Payment is further revised in accordance herewith. The prepayment premium provided for in PARAGRAPH 10 hereof shall not be applicable to any such scheduled monthly payments. Any voluntary prepayments applied to principal shall be applied in the inverse order of maturity.

         (b) Interest on the outstanding Principal Amount shall accrue from and including the date of the advance to but excluding the date of any repayment or prepayment thereof and shall be payable in arrears (i) on the first day of each calendar month, commencing on the first day of the first full month after the date hereof, (ii) on the date of any prepayment (on the amount prepaid), (iii) on the Maturity Date, or the Extended Maturity Date, as the case may be or (iv) after maturity (whether by acceleration or otherwise) on demand. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each date such balance is outstanding and shall be paid for the actual number of days elapsed, which will result in a higher effective annual rate.

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         (c) Concurrently with the execution and delivery of this Note, Maker shall pay Payee a non-refundable facility fee of $102,000.

         3. Maturity Date; Extended Maturity Date.

         (a) The outstanding Principal Amount and all accrued and unpaid interest thereon shall be due and payable on December 1, 2008 (the "Maturity Date").

         (b) Maker shall have the option, provided that the Maker shall have notified the Payee sixty (60) days prior to the Maturity Date (as defined in the Note) or the "Extended Maturity Date" (as hereinafter defined), as the case may be, that the Maker wishes to extend the term of the Note and Mortgage for up to two (2) consecutive one (1) year periods, the first of which extension periods, if exercised in accordance herewith, shall end on December 1, 2009 (the "First Extended Term") and the second of which, if exercised in accordance with this Note, will end on December 1, 2010 (the "Second Extended Term"; the last day of the First Extended Term or, if applicable, the Second Extended Term, the "Extended Maturity Date"), and provided that the Maker shall have paid to the Payee thirty (30) days prior to the Maturity Date or the end of the First Extended Term, as the case may be, the Extension Fee equal to .125% of the outstanding balance of the Note due on the Maturity Date or the end of the First Extended Term, as the case may be, and provided further that the Maker shall have complied with all of the conditions precedent as hereinafter set forth in the next paragraphs with respect to each extension. In the event this Note shall be extended as provided herein, the Principal Amount and interest at the applicable Interest Rate accrued and unpaid herein shall be due and payable on the Extended Maturity Date. During the First Extended Term and the Second Extended Term, if applicable, the Fixed Monthly Payment and interest shall continue to be due and payable as set forth in this Note.

         Notwithstanding anything to the contrary contained herein, the Payee's obligation to extend the term of the Note and Mortgage to the Extended Maturity Date is conditioned upon the following conditions having been satisfied for each extension:

                  (i) The Payee shall have received a recently dated appraisal of the Mortgaged Property by an independent appraiser selected by the Payee and paid for by the Maker, in form and substance satisfactory to the Payee, which appraisal must indicate a loan to value ratio of not greater than sixty-five (65%) percent based upon the then combined principal balance of this Note and the Original Note.



                                       7
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                  (ii) No default shall have occurred and be continuing under the Loan Documents evidencing, securing, or guaranteeing payment of, the Note or the Original Note.

                  (iii) The "Debt Service Coverage Ratio" must be at least 1.30 to 1. For purposes herein, Debt Service Coverage Ratio shall mean the ratio, as of any date of calculation, for the immediately preceding six
         (6) month period and the immediately succeeding six (6) month period, calculated by dividing: (a) the Net Operating Income for the preceding six (6) month period and the immediately six (6) month period; by (b) principal and interest payments based on a 25 year self liquidating mortgage amortization schedule, and the 10-year treasury rate plus 2.00% with a floor rate of 8.00%.

                  (iv) All representations and warranties contained herein, or otherwise made in writing in connection herewith or in any of the Loan Documents, by or on behalf of Maker or any other Person to Payee, shall be true and correct, in all material respects, with the same force and effect as if made on and as of the date of the initial date of the Extended Term.

                  (v) The extension of the Original Note.

         4. Selection of Rate.

         (a) Except as provided in PARAGRAPHS 4(b), the outstanding Principal Amount shall bear interest at a rate per annum equal to the Prime Rate Option.

         (b) Provided there is no Default and/or Event of Default under this Note, the Loan Document(s) or any other document or instrument delivered as additional security for this Note, Maker may elect to pay interest on the entire or any portion of the outstanding Principal Amount (subject to the minimum amount limitations set forth herein and the requirements set forth below) at a rate per annum equal to the LIBOR Option for the Interest Period elected by Maker from (and including) the first day of each Interest Period to (but not including) the last day of such Interest Period. Maker shall, subject to delivery by it of a LIBOR Acceptance Notice, elect that the entire or any portion of the outstanding Principal receive such LIBOR Notice prior to 11:00
A.M., New York City time, on a Business Day at least three (3) Business Days prior to:

                  (1) the last day of an Interest Period (in the case of an outstanding LIBOR Advance);

                  or

                  (2) any Business Day elected by Maker in its LIBOR Notice (in the case of a conversion of a Prime Rate Advance to a LIBOR Advance) for the commencement of the applicable Interest Period.

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If Maker fails to give a LIBOR Notice at least three (3) Business Days prior to the end of an Interest Period, then, on the last day of the Interest Period, the outstanding LIBOR Advance shall convert to a Prime Rate Advance. On the date specified in the LIBOR Notice as the date on which the applicable Interest Period is to begin, Payee shall notify Maker's Authorized Representative by telephone (such notice to be promptly confirmed in writing) or by telex, which notice shall specify the date, the proposed LIBOR Rate and the period of time on such date during which such rate is to be available. If Payee fails to specify the period for which such quoted rate is available, then such rate shall be deemed to be available only for thirty minutes from the time Payee, orally or in writing, notifies Maker's Authorized Representative of such rate. If Maker then wishes to obtain such Loan at such LIBOR Rate, it shall promptly give notice to Payee to such effect (the LIBOR Acceptance Notice"), which notice shall be irrevocable and may be by telephone, promptly confirmed in writing.

         (c) Without in any way limiting Maker's obligation to confirm in writing any telephonic LIBOR Notice or LIBOR Acceptance Notice, Payee may, prior to receipt of written confirmation, act without liability on the basis of telephonic notice which it believes in good faith to be from Maker and, in any event, Payee may act without liability on the basis of telephonic or written notice which it believes in good faith to be from Maker.

         5. Conditions to Advance. At such time as the Original Note has been fully advanced, Maker shall have the option, subject to the terms and conditions of this Note, of requesting from Payee advances hereunder in minimum increments of $1,000,000 each (unless the amount remaining to be advanced is less than said amount), with the aggregate amount of all such advances not to exceed $3,990,135.17 (each, every and any one of such additional advances shall be referred to herein as the "Advance"). The obligation of Payee to make the Advance hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (a) An Authorized Representative shall give Payee at least ten
         (10) Business Days prior written notice, specifying the date of the proposed borrowing. Any such notice which is oral shall promptly be confirmed in a writing signed by an Authorized Representative and delivered to Payee. Payee may rely on any oral or written request for a Loan which Payee believes to be genuine and shall be fully protected in doing so without any requirement to make further inquiry.

                  (b) After giving effect to the Additional Advance, there shall exist no Default and/or Event of Default, including, without limitation, default of the provisions set forth in SUBPARAGRAPH 9(a) or 9(b) of this Note, and, for this purpose, compliance with such covenants shall, prior to the making of the proposed Additional Advance, be recalculated (using the most recently available Appraised Value and Net Operating Income) as if the Additional Advance has been made.

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

                  (c) All representations and warranties contained herein, or otherwise made in writing in connection herewith or in any of the Loan Documents, by or on behalf of Maker or any other Person to Payee, shall be true and correct, in all respects, with the same force and effect as if made on and as of the date of the Additional Advance.

                  (d) The Payee shall have received a recently dated appraisal of the Mortgaged Property (less than one year old, or if older, accompanied by an updated limited appraisal report) by an independent appraiser selected by the Payee and paid for by the Maker, in form and substance satisfactory to the Payee, which appraisal and results thereof must indicate a Loan to Value of not greater than sixty-five (65%) percent.

                  (e) The "Debt Service Coverage Ratio" must be at least 1.30 to
         1. For purposes herein, Debt Service Coverage Ratio shall mean the ratio, as of any date of calculation, for the immediately preceding six
         (6) month period and the immediately succeeding six (6) month period, calculated by dividing: (a) the Net Operating Income for the preceding six (6) month period and the immediately six (6) month period; by (b) principal and interest payments based on a 25 year self liquidating mortgage amortization schedule, and the 10-year treasury rate plus 2.00% with a floor rate of 8.0% assuming a loan in the aggregate amount of the outstanding principal balance under this Note and the Original Note.

                  (f) At the time of the payment of the Earn-out or a part thereof, a continuation of title shall demonstrate that there are no encumbrances, unpaid Impositions or liens assessed against the Mortgaged Premises except for Permitted Encumbrances (such title continuations shall be at Maker's sole cost and expense).

                  (g) No Event of Default under the Original Mortgage.

         6. Payment of Interest on and Number of LIBOR Advances. If a LIBOR Advance is outstanding, then in addition to the monthly payments of interest required under PARAGRAPH 2(b) hereof, all accrued and unpaid interest, if any, on such LIBOR Advance shall be due and payable on the last day of the Interest Period. In no event may there be more than three (3) Interest Periods in effect at any one time, and the entire Principal Amount outstanding need not bear interest at the same Applicable Rate.

         7. Suspension of the LIBOR. If Payee determines that Payee's making or maintaining LIBOR Advances is unlawful for any reason, then Payee may suspend the availability of the LIBOR Rate and immediately convert any outstanding LIBOR Advance to a Prime Rate Advance. Payee shall immediately notify Maker of any such conversion and Maker shall pay to Payee, on demand, (i) all accrued and unpaid interest on the LIBOR Advance to the date of such conversion, plus (ii) such amounts as Payee shall require to compensate it for the costs of converting any such LIBOR Advance to a Prime Rate Advance. The certificate of Payee as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Maker. No LIBOR Notices electing the LIBOR Rate shall be given by Maker thereafter until Payee determines that LIBOR Advances would be lawful.

         8. Increases in Cost. In the event that at any time or from time to time any domestic or foreign requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof or compliance by Payee with any request or directive (whether or not having the force of law) from any governmental, fiscal, monetary or other authority (i) does or shall subject Payee to any tax, duty, charge or withholding on or from payments due from Maker (excluding taxation of the income of Payee); or (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal, special or emergency reserves but not including reserve requirements already taken into account in calculating the LIBOR Rate), special deposit, compulsory deposit or similar requirement with respect to assets of, deposits with or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by Payee; or
(iii) does or shall impose on Payee any other condition or change therein and the result of any of the foregoing is to increase the cost to Payee of making available to Maker, converting from or to, or maintaining LIBOR Advances, then, and in any such event, Payee shall notify Maker in writing of such occurrence setting forth in reasonable detail the basis for and amounts of such increased costs, and Maker shall pay to Payee, on demand, such amounts as will compensate Payee for such increased costs. The certificate of Payee as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Maker.

         9. Loan Covenants.

         (a) At all times while the indebtedness remains outstanding, the Loan to Value shall not exceed 65%, based upon the then most recent Appraised Value of the Mortgaged Property reviewed and found acceptable by the Maker.

         (b) At all times while the indebtedness remains outstanding, the Maker shall maintain a "Debt Service Coverage Ratio" (as hereinafter defined) of not less than 1.30 to 1, to be tested semi-annually, as of June 30, 2004 and each subsequent December 31 and June 30 (the "Accounting Date"). Debt Service Coverage Ratio shall mean, for purposes herein, the ratio, as of any date of calculation, for the immediately preceding six (6) month period and the immediately succeeding six (6) month period, calculated by dividing: (a) the Net Operating Income for the preceding six (6) month period and the immediately succeeding six (6) month period; by (b) principal and interest payments based on a 25 year self liquidating mortgage amortization schedule, and the 10-year treasury rate plus 2.00% with a floor rate of 8.00% assuming a loan in the aggregate outstanding amount of the principal balance of this Note and the Original Note.

         (c) At all times while the Indebtedness remains outstanding, Acadia shall maintain a minimum "Net Worth" of at least $50,000,000.00, to be determined by Maker based upon the financial statements required to be submitted to Maker pursuant to SECTION 2.10.6 hereof.

         (d) At all times while the Indebtedness remains outstanding, Acadia shall maintain minimum liquidity of at least $7,000,000.00, to be determined by Maker based upon the financial statements required to be submitted to Maker pursuant to SECTION 2.10.6 hereof.

         (e) In the event of the Maker's failure to comply with SUBPARAGRAPHS
(a),(b) (c) or (d) directly hereinabove, the Maker shall have the following options prior to the Maker's non-compliance resulting in an Event of Default under the Mortgage:

                  (i) Within 45 days of notice by the Maker to the Maker that the Maker has breached the applicable covenant(s), the Maker shall provide additional collateral in the form of cash collateral, marketable securities, real estate, and/or letter(s) of credit, acceptable in form, quality, value and amounts to the Maker in its sole discretion so that after the delivery of such collateral, the applicable covenant violation shall have been cured, to the satisfaction of Lender, in its sole discretion, or

                  (ii) Within 45 days of notice by the Maker to the Maker that the Maker has breached the applicable covenant(s), the Maker shall reduce the Principal Amount so that after such prepayment, the applicable covenant violation shall have been cured, to the satisfaction of the Maker, in its sole discretion.

         (f) Within ninety (90) days after the Accounting Date, Maker shall furnish to Payee detailed calculations of Net Operating Income and Debt Service Coverage Ratio for the current accounting period and upon which satisfaction of the provisions of PARAGRAPH 9(b) are to be determined, and certified as true and accurate, in a manner acceptable to Payee, by the chief financial officer of the Guarantor as having been prepared under his supervision in accordance with the Accounting Principles consistently applied and with the definitions of Net Operating Income and Debt Service Coverage Ratio and that he knows of no facts inconsistent with such calculations.

         10. Prepayment.

         (a) On any Business Day during the term hereof that the Applicable Rate is based upon the Prime Rate or on a date which is the last day of an Interest Period, upon not less than three Business Days written notice to Payee specifying the date on which prepayment is to be made, Maker shall have the privilege of prepaying, without payment of a premium or penalty, that portion of the unpaid balance of the Principal Amount, in whole or in part, as to which the Applicable Rate is based upon the Prime Rate or as to which an Interest Period is ending, which parts shall be in integral multiplies of $50,000 together with all accrued and unpaid interest on the Principal Amount so prepaid to the date of prepayment, and together also with accrued and unpaid interest or other sums or charges, if any, then due and owing hereunder or under the Loan Document(s), provided that any such prepayment shall be in a minimum amount of not less than $250,000.

         (b) At any time during the term hereof that the Applicable Rate is based upon LIBOR upon not less than three Business Days prior written notice to Payee (which notice shall be irrevocable), Maker shall have the privilege of prepaying the unpaid balance of the Principal Amount, in whole or in part, which parts shall be in integral multiples of $50,000, prior to the last day of an Interest Period upon the required notice as aforesaid; provided that any such prepayment shall be in a minimum amount of not less than $250,000 and provided further that in addition to the payment of the whole or portion of the Principal Amount so to be prepaid, all accrued and unpaid interest thereon and all other sums due hereunder or under the Loan Document(s), Maker shall pay Payee such amount or amounts as shall be sufficient (in the reasonable opinion of Payee) to compensate Payee for any loss, costs or expenses Payee incurs with respect to the termination of any LIBOR contract and/or Hedge Agreement (as such term is defined in the Mortgage) that Payee or its designee has entered into to borrow funds in order to fund the Loan plus the following yield maintenance premium:
Maker shall pay to Payee, upon request of Payee, such amount or amounts as shall be sufficient (in the reasonable opinion of Payee) to compensate it for any loss, cost or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Maker to borrow a LIBOR Loan on the date specified by Maker's written notice; (iii) any failure by Maker to pay a LIBOR Loan on the date for payment specified in Maker's written notice. Without limiting the foregoing, Maker shall pay to Payee a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Elections as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Payee upon the payment of a LIBOR Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Maker of the LIBOR Rate. If by reason of an Event of Default Payee elects to declare the Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Maker had exercised such right of prepayment.

         (c) Any payment required of Maker of the Principal Amount or any portion thereof after acceleration of the Maturity Date pursuant to any provisions hereof or of the Loan Document(s) shall be deemed a voluntary prepayment for the purposes hereof, and if a LIBOR Advance is then outstanding, Maker shall be required, on demand, to pay the prepayment premium, if any, calculated as aforesaid.

         (d) Any payments of the Principal Amount received by Payee pursuant to the terms of this PARAGRAPH 10 shall be applied in the following order of priority: (i) first, to any accrued interest which is due and unpaid as of the date of such payment; and (ii) second, to the outstanding Principal Amount in the inverse order of maturity.

         11. Involuntary Rate. Upon a default or after maturity or after judgment has been rendered on this Note, Maker's right to select pricing options shall cease. Overdue principal and, to the extent permitted by law, overdue interest and all other overdue amounts owing hereunder, whether at maturity, upon a Default, upon acceleration or otherwise, shall bear interest for each day that such amounts are overdue (whether or not any required notice of default shall have been given) at a rate per annum equal to four percent (4%) per annum in excess of the Prime Rate in effect from time to time; provided, however, that no overdue principal shall bear interest at a rate per annum less than four percent (4%) in excess of the rate of interest applicable thereto immediately prior to maturity (such rate, the "Involuntary Rate"). Interest shall continue to accrue at the Involuntary Rate upon a default or upon maturity of this Note, whether by expiration of its term, acceleration or otherwise, until this Note is paid in full, including the period following entry of any judgment on or relating to this Note or the Loan Documents. Interest on any such judgment shall accrue and be payable at the Involuntary Rate, and not at the statutory rate of interest, after judgment, any execution thereon, and until actual receipt by Payee of payment in full of this Note and said judgment. Interest at the Involuntary Rate shall be collectible as part of any judgment hereunder and shall be secured by the Mortgage and the other Loan Documents. Payee's right to receive interest at the Involuntary Rate shall be in addition to all other rights and remedies provided herein or by law for the benefit of the holder hereof upon a default; and the acceptance of the same by the holder hereof shall not restrict such holder in any respect in the exercise of any other or further right or remedy, nor shall the same be deemed to be, as to the holder hereof, a waiver or release of Maker from any of its obligations herein contained or constitute an extension of the time for payments due hereunder.

         12. Late Fee. If the entire amount of any required principal and/or interest under this Note is not paid in full within ten (10) days after the same is due, Maker shall pay to the Payee a late fee equal to five (5%) percent of the required payment, and such charge shall be deemed to be part of the indebtedness evidence herein.

         13. Security. This Note is secured by the Mortgage and all of the Loan Documents (including any amendment, modification, extension or renewal thereof now or hereafter executed in connection therewith or herewith) "Document(s)". This Note is entitled to the benefits of the Loan Documents.

         14. Acceleration. It is hereby expressly agreed that the entire unpaid balance of the Principal Amount shall, at the option of the holder hereof and upon such notice as may be required by this Note or by the Mortgage, become immediately due and payable without necessity for presentment and demand, notice of protest, demand and dishonor or nonpayment of this Note, all of which are hereby expressly waived, upon the happening of any Event of Default or any event by which, under the terms of the Loan Document(s), said unpaid balance may or shall become due and payable. Failure to exercise any such option at any time shall not constitute a waiver of the right of the holder hereof to exercise the same in the event of any subsequent default or acceleration event.

         15. Notices. Except as otherwise provided herein, any notice to be given hereunder shall be in writing and shall be either delivered or sent by first-class registered or certified mail, return receipt requested postage prepaid, addressed (a) if to Maker, to Maker's address set forth on the signature page or (b) if to Payee, at Payee's address set forth above,
Attention: Denise M. Smyth, Vice President or, as to any party, at such other address as shall be designated by such party by notice to the other party given in the manner set forth in this PARAGRAPH and each such notice shall be effective (i) if delivered by hand, at the time of delivery to the address specified in this PARAGRAPH, or (ii) if given by mail, on the fourth Business Day following the time of mailing in the manner aforesaid, or (iii) on the Business Day immediately following the delivery of such notice to an overnight delivery service.

         16. Funding Sources. Nothing contained herein shall be deemed to obligate Payee to fund advances hereunder in any particular place or manner; and nothing contained herein shall be deemed to constitute a representation by Payee that it has funded or will fund advances in any particular place or manner.

         17. Taxes and Attorneys' Fees. Maker shall pay to Payee, immediately upon demand, any and all taxes assessed against Payee by reason of its holding of this Note and the receipt by it of interest payments hereunder (other than income, franchise and other similar taxes assessed by the United States Government, any state or any political subdivision of either thereof on such interest payments), and any and all other sums and charges that may at any time become due and payable under the Loan Document(s). Maker also promises to pay, on demand, all costs, title insurance premiums, mortgage recording taxes, disbursements and reasonable attorneys' fees (including allocated costs of internal counsel of Payee) and disbursements incurred in connection with the negotiation, preparation, and execution of this Note and/or the Loan Documents and any other documents and instruments prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby and the administration of this Loan and in the preservation of rights under, enforcement of, this Note and the Loan Document(s), any modification, amendment, or consent related thereto and in any suit, action or proceeding to protect or sustain the security interest of the holder of the Loan Document(s) and any refinancing or renegotiation of this Note and the Loan Document(s).

         18. No Partnership or Joint Venture. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between Payee and Maker or between Payee and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Maker or any other person.

         19. Waiver. Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Maker hereunder, Payee may extend the Maturity Date or the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of Maker or any other Person. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, under the Loan Document(s), or on any guaranty or other agreement now or hereafter securing this Note.

         20. Interest Rate Limitation. Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the Principal Amount; and if the Principal Amount is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder hereof and Maker shall to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) "spread" the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout said entire term.

         21. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provision hereof, which terms and provisions shall remain binding and enforceable.

         22. Number and Gender. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

         23. Headings. Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

         24. Governing Law; Submission to Jurisdiction; Waivers, Etc.

         (a) This Note, which, together with the Loan Documents, sets forth the entire understanding of Maker and Payee with respect to the subject matter hereof, shall be governed by and construed and enforced in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of New York.

         (b) Any legal action or proceeding with respect to this Note or any of the Loan Documents may be brought in the courts of the State of New York or, if the requisites of jurisdiction obtain, of the United States of America for the Southern or Eastern District of New York, and, by execution and delivery hereof, Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein, however, shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction. MAKER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE AND MAKE THE LOAN. ACCEPTANCE OF THIS NOTE BY PAYEE BY THE PAYEE SHALL BE DEEMED TO CONSTITUTE A WAIVER BY THE PAYEE OF THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION IN RESPECT OF WHICH THE MAKER HAS WAIVED THE RIGHT TO TRIAL BY JURY HEREUNDER.

         (c) No delay on the part of Payee in exercising any of its options, powers or rights, or partial or single exercise thereof, whether arising hereunder, under the Loan Documents or otherwise, shall constitute a waiver thereof or affect any right hereunder or thereunder. No waiver of any of such rights and no modification, amendment or discharge of this Note shall be deemed to be made unless the same shall be in writing, duly signed by Payee and Maker. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker hereunder in any other respect at any other time.

         25. Brokerage. Payee and Maker each hereby represents to the other that it did not deal with any broker or similar person in connection with this financing.

         26. Set-off. Maker hereby grants to Payee, a lien, security interest and right of setoff as security for all liabilities and obligations to Payee, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Payee or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time after an Event of Default, without demand or notice, Payee may set off the same or any part thereof and apply the same to any liability or obligation of Maker regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         27. Miscellaneous.

         (a) This Note may not be changed orally but only by an agreement in writing signed by Maker and Payee.

         (b) Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and others sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         (c) This Note may be signed in counterparts.

         28. Replacement Documents. Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or such other Loan Document, Maker will issue, in lieu thereof, a replacement Note or such other Loan Document in the same principal amount thereof and otherwise of like tenor.

         29. Sell a Loan to a Third Party Provider. Payee shall have the unrestricted right at any time or from time to time, and without Maker's or Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and a Maker (and each guarantor, as applicable) agrees that it shall execute, or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements instituted in connection herewith as Payee shall deem necessary to effect the foregoing. In addition, at the request of Payee and any such Assignee, Maker shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Payee has retained any of its rights and obligations hereunder following such assignment to Payee, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Payee prior to such assignment and shall reflect the amount of the respective commitments and loans held by such appropriate assignment documentation, amendments and any other documentation required by Payee in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Payee and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Payee hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Payee pursuant to the assignment documentation between Payee and such Assignee and Payee shall be released from its obligations hereunder and thereunder to a corresponding extent.

         30. Sell a Loan to a Prospective Participant. Payee shall have the unrestricted right at any time and from time to time and without the consent of or notice to Maker (or any guarantor, if any) to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Payee's obligation to lend hereunder and/or any or all of the loans held by Payee hereunder. In the event of any such grant by Payee of a participating interest to a Participant, whether or not upon notice to Maker, Payee shall remain responsible for the performance of its obligations hereunder and Maker shall continue to deal solely and directly with Payee in connection with Payee's rights and obligations hereunder.

         31. Furnishing of Information to Prospective Participants and Assignees. Payee may furnish any information concerning Maker in its possession from time to time to prospective Assignees and Participants provided that Payee shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

         32. Limited Recourse. Payee expressly agrees that the extent of liability of the Maker for any sums due or obligations to perform under this Note (except for the indemnities and/or guarantees delivered to Payee by the Maker and/or the other Indemnitor dated as of this date in connection with the loan evidenced by this Note, and secured, in part, by the Mortgage) is limited to the Maker's estate, right, title and interest in, to and under the Mortgaged Property, the Maker's right, title and interest to the leases and all interest of undersigned thereto (the "Leases"), as described in the Mortgage and/or any other document evidencing or securing this Note, as the same may be amended from time to time (individually, herein referred to as the "Instrument" and collectively, as "Instruments" or "Loan Documents") and the assignment of leases in rents dated of even date hereof by the Maker in favor of Payee, as the same may be amended from time to time (the "Assignment"), Payee agreeing not to look personally to the Maker or to the other Indemnitor or to any principals, trustees members, partners, shareholders, officers, directors, employees or agents of the Maker (collectively, the "Affiliates") but to look solely to the Mortgaged Property, the Leases and the Collateral and no other assets of the Maker, Indemnitor or the Affiliates for payment of any of such sums; provided that the foregoing shall not (i) constitute a waiver of any obligation evidenced by the Note, this Mortgage, the Assignment and/or any other Instrument, (ii) limit the right of the holder of the Note, this Mortgage, the Assignment, and/or any other Instrument to name the Maker as a party defendant in any action or suit for judicial or nonjudicial foreclosure and sale under the Note, the Mortgage, the Assignment and/or any other Instrument in any action or proceeding hereunder so long as no judgment in the nature of a deficiency judgment or any other personal or money judgment shall be asked for or taken against the Maker or the Affiliates, (iii) affect in any way the validity of any guaranty or indemnity from the Maker, the other Indemnitors and/or any other person of all or any of the obligations evidenced and secured by the Note and/or the any of the other Instruments, or the rights of the Payee in connection with such guaranties and/or indemnities to look to the property and assets of the Maker, the other Indemnitor, any guarantor, and/or any Affiliates, but only to the extent provided in such guaranty and/or indemnity, as the case may be (iv) release or impair this Note or the lien of the Mortgage, the Assignment, and/or other Instrument, (v) prevent or in any way hinder the Payee from exercising or constitute a defense, an affirmative defense, a counterclaim or other basis for relief in respect of the exercise of, any other remedy against the Mortgaged Property, the Leases and/or the Collateral and/or the Mortgage, Assignment, Instrument and/or any other instrument securing the Note including the other Loan Documents executed and delivered to the Payee in connection with the transactions contemplated herein or as prescribed by law or in equity in case of default, except that Payee shall in no event seek any deficiency or other personal or money judgment against the Maker or any Affiliates except to the extent provided for in such guarantees and/or indemnities, (vi) prevent or in any way hinder the Payee from exercising, or constitute a defense, an affirmative defense, a counterclaim or other basis for relief in respect of the exercise of, its remedies in respect of any deposits, insurance proceeds, condemnation awards or other monies or other collateral or letters of credit securing this Note, or (vii) be applicable to the responsible Person in the event of and to the extent of fraud, misappropriation of funds or other property, or intentional damage to any of the Mortgaged Premises or any other collateral securing this Note or any part thereof intentionally inflicted in bad faith by Maker or any partner, principal, shareholder, officer, director, agent or employee of Maker or any partner or principal of any of the foregoing or
(viii) be applicable to the liability arising in respect of hazardous materials or ADA compliance.

         Nothing herein shall be deemed to be a waiver of any right which the Payee may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to the Payee by the Maker or to require that all of the Mortgaged Property shall continue to secure all of the indebtedness owing to the Payee in accordance with this Note, this Mortgage, and the other Loan Documents.

         33. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder and under the Loan Documents:

         (a) failure of Maker (x) to comply with any of the provisions of PARAGRAPH 9 herein; or

         (b) except as otherwise provided in SUBPARAGRAPH (a) directly hereinabove, if Maker shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note on its part to be performed and such failure shall have continued for a period of thirty (30) days after notice thereof; provided, however, if such default shall not have been occasioned by any willful act of Maker, and if such default cannot with due diligence be cured within such thirty
(30) days period, the time within which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence if Maker commences within such thirty (30) days and proceeds diligently to cure the same; or

         (c) if the Managing Member ceases (x) to own at least 49.9% of the issued and outstanding equity interests in Maker or (y) to control (i.e., power to direct or cause the direction of the management and policies of a person, corporation, partnership or other entity) Guarantor or (ii) if there is a Change in Control.

         34. Distributions. During the continuance of an Event of Default, the Maker shall be prohibited from making distributions to its members, and if no Events of Default shall exist, the Maker may make distributions to its members.

                  IN WITNESS WHEREOF, Maker and Payee have executed and delivered this Note on the day and year first above written.

Witness:                               PORT BAY ASSOCIATES, LLC

                                       By:   Acadia Realty Limited Partnership,
                                             its Managing Member
______________________________

                                             By:   Acadia Realty Trust, its
                                                   General Partner


                                                   By
                                                      --------------------------
                                                        Robert Masters
                                                        Senior Vice President

                                              Address of Maker:

                                              1311 Mamaroneck Avenue
                                              Suite 260
                                              White Plains, New York 10605

Agreed and Accepted:

FLEET NATIONAL BANK


By
   ----------------------------------------
     Name:    Denise M. Smyth
     Title:   Vice President

STATE OF NEW YORK                       )
                                        ) ss.:
COUNTY OF ____________                  )


                  On the _____ day of January, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted executed the instrument.




                                  Notary Public

My Commission Expires:


______________________